Exhibit (h)(8)(v)

Fifth Amendment to Participation Agreement
Among
Protective Life Insurance Company
PIMCO Variable Insurance Trust, and
PIMCO Investments LLC
Protective Life Insurance Company (the “Company”), on its behalf and on behalf of certain Accounts of the Company, PIMCO Variable Insurance Trust (the “Fund”), and PIMCO Investments LLC (the “Underwriter”), have previously entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”).  The parties now desire to further amend the Agreement by this amendment (the “Amendment”).
Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement, as amended, shall have the same meaning in this Amendment.
A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.
Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.
2.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused the Amendment to be executed and effective as of August 9, 2022.

PROTECTIVE LIFE
INSURANCE COMPANY:
By its authorized officer

By:

Name:
_________________________________

Title:
_________________________________

PIMCO VARIABLE INSURANCE TRUST:
By its authorized officer

By:

Name:

______________________________

Title:

PIMCO INVESTMENTS LLC
By its authorized officer

By:

Name:

Title:

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund, as noted below, as well as any Portfolio of the Fund or any share class of any Portfolio created subsequent to the date hereof.

PIMCO Variable Insurance Trust: All Portfolios offering Administrative Class, Advisor Class and/or Institutional Class shares.

The terms “Segregated Asset Accounts” and “Products” of the Company include any existing Segregated Asset Accounts and Products (as listed below) as well as any Segregated Asset Accounts and/or Products created subsequent to the date hereof, that offer Designated Portfolios.

Segregated Asset Accounts and Products
Protective Variable Annuity Separate Account – All Products
Protective Variable Life Separate Account – All Products
Protective COLI PPVUL – All Products
Protective COLI VUL – All Products
PLICO Variable Annuity Account S – All Products
Protective BOLI PPVUL Separate Account – All Products